EXHIBIT (4)(b)

SECTION 1. CONTRACT DATA (CONTINUED)        DATE PREPARED: 01/01/2007

                 ANNUITANT                  CONTRACT NUMBER
                JOHN A. DOE                 9999999

FORM NO               BENEFIT DESCRIPTION                   ANNUAL AMOUNT             PREMIUM PAYABLE
-------               -------------------                   -------------             ---------------
  J157                  Flexible Premium                       $10,000                   To age 65*
                    Variable Annuity Contract
                       -Nonparticipating -

  R206             Guaranteed Minimum Withdrawal
                           Benefit Rider

                 TOTAL ANNUAL PREMIUM                          $10,000

* Premiums are payable according to the flexible premium provision of this contract.

SECTION 1. CONTRACT DATA (CONTINUED)        DATE PREPARED: 11/01/2007

                 ANNUITANT                  CONTRACT NUMBER
                JOHN A. DOE                 9999999

GUARANTEED MINIMUM WITHDRAWAL BENEFIT RIDER

Additional Premium Limit:                   [$100,000]

Bonus Period:                               [[First] [10] Contract Years after the Rider Effective Date while the Covered Person is less than age 80]

Bonus Percentage:                           [5%]

Covered Person:                             [John A. Doe]

Covered Person's Date of Birth:             [1/1/1950]

Current Monthly Rider Charge Percentage:    [0.05%] ([0.60%] on an annual basis)

Guaranteed Monthly Rider Charge Percentage: [0.10%] ([1.20%] on an annual basis)

Guaranteed Withdrawal Percentage:           [5%]

Lifetime Income Attained Age:               [Covered Person's attained age [65]]

Lifetime Income Percentage:                 [5%]

Maximum Additional Premium Age:             [On or after the Covered Person's attained age 81]

Maximum Guaranteed Withdrawal Amount:       [$250,000]

Maximum Guaranteed Withdrawal Balance:      [$5,000,000]

Rider Effective Date:                       [01/01/2007]

Step-Up Date:                               Every [3rd] [Contract Anniversary] after the Rider Effective Date up to and including the [9th]. Thereafter every [1-10] [Contract
                                            Anniversary] up to and including the [30th] [Contract Anniversary]

SECTION 1. CONTRACT DATA (CONTINUED)        DATE PREPARED: 11/01/2007

                 ANNUITANT                  CONTRACT NUMBER
                JOHN A. DOE                 9999999

Model Allocations:

---------------------------------------------------------------------------------------
                         MODERATE AGGRESSIVE
---------------------------------------------------------------------------------------
ALLOCATION     SUBACCOUNT
---------------------------------------------------------------------------------------
  16%          Dreyfus Stock Index Fund
---------------------------------------------------------------------------------------
  12%          MFS Research Bond Series
---------------------------------------------------------------------------------------
  12%          American Century VP Value Fund
---------------------------------------------------------------------------------------
  10%          American Century VP Ultra(R) Fund
---------------------------------------------------------------------------------------
  10%          American Century VP International Fund
---------------------------------------------------------------------------------------
   9%          Templeton Foreign Securities Fund (Class 2)
---------------------------------------------------------------------------------------
   7%          JPMorgan Small Company Portfolio
---------------------------------------------------------------------------------------
   7%          American Century VP Inflation Protection Fund (Class II)
---------------------------------------------------------------------------------------
   6%          JPMorgan Mid Cap Value Portfolio
---------------------------------------------------------------------------------------
   4%          Franklin Global Real Estate Securities Fund (Class 2)
---------------------------------------------------------------------------------------
   4%          Seligman Capital Portfolio (Class 2)
---------------------------------------------------------------------------------------
   3%          Templeton Developing Markets Securities Fund (Class 2)
---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
                               MODERATE
---------------------------------------------------------------------------------------
ALLOCATION     SUBACCOUNT
---------------------------------------------------------------------------------------
  16%          MFS Research Bond Series
---------------------------------------------------------------------------------------
  13%          Dreyfus Stock Index Fund
---------------------------------------------------------------------------------------
  12%          American Century VP Value Fund
---------------------------------------------------------------------------------------
  10%          American Century VP Inflation Protection Fund (Class II)
---------------------------------------------------------------------------------------
   8%          American Century VP International Fund
---------------------------------------------------------------------------------------
   7%          Templeton Foreign Securities Fund (Class 2)
---------------------------------------------------------------------------------------
   7%          American Century VP Ultra(R) Fund
---------------------------------------------------------------------------------------
   7%          MFS Strategic Income Series
---------------------------------------------------------------------------------------
   5%          JPMorgan Mid Cap Value Portfolio
---------------------------------------------------------------------------------------
   3%          Seligman Capital Portfolio (Class 2)
---------------------------------------------------------------------------------------
   3%          Templeton Developing Markets Securities (Class 2)
---------------------------------------------------------------------------------------
   3%          Franklin Global Real Estate Securities Fund (Class 2)
---------------------------------------------------------------------------------------
   3%          JPMorgan Small Company Portfolio
---------------------------------------------------------------------------------------
   3%          Federated Prime Money Fund II
---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
                           MODERATE CONSERVATIVE
---------------------------------------------------------------------------------------
ALLOCATION     SUBACCOUNT
---------------------------------------------------------------------------------------
  22%          MFS Research Bond Series
---------------------------------------------------------------------------------------
  13%          American Century VP Inflation Protection Fund (Class II)
---------------------------------------------------------------------------------------
  12%          MFS Strategic Income Series
---------------------------------------------------------------------------------------
  12%          American Century VP Value Fund
---------------------------------------------------------------------------------------
  10%          Dreyfus Stock Index Fund
---------------------------------------------------------------------------------------
   8%          Federated Prime Money Fund II
---------------------------------------------------------------------------------------
   7%          American Century VP International Fund
---------------------------------------------------------------------------------------
   5%          Templeton Foreign Securities Fund (Class 2)
---------------------------------------------------------------------------------------
   5%          American Century VP Ultra(R) Fund
---------------------------------------------------------------------------------------
   3%          JPMorgan Mid Cap Value Portfolio
---------------------------------------------------------------------------------------
   3%          Seligman Capital Portfolio (Class 2)
---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
                                CONSERVATIVE
---------------------------------------------------------------------------------------
ALLOCATION     SUBACCOUNT
---------------------------------------------------------------------------------------
  29%          MFS Research Bond Series
---------------------------------------------------------------------------------------
  21%          MFS Strategic Income Series
---------------------------------------------------------------------------------------
  17%          American Century VP Inflation Protection Fund (Class II)
---------------------------------------------------------------------------------------
  14%          Federated Prime Money Fund II
---------------------------------------------------------------------------------------
   8%          American Century VP Value Fund
---------------------------------------------------------------------------------------
   4%          Dreyfus Stock Index Fund
---------------------------------------------------------------------------------------
   4%          American Century VP International Fund
---------------------------------------------------------------------------------------
   3%          American Century VP Ultra(R) Fund
---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
                                 INDEXED STRATEGY
---------------------------------------------------------------------------------------
ALLOCATION     SUBACCOUNT
---------------------------------------------------------------------------------------
  65%          Dreyfus Stock Index Fund
---------------------------------------------------------------------------------------
  35%          MFS Research Bond Series
---------------------------------------------------------------------------------------

Designated Subaccounts:

         Fidelity VIP Freedom 2010 Portfolio (Service Class 2) Fidelity VIP Freedom 2015 Portfolio (Service Class 2) Fidelity VIP Freedom 2020 Portfolio (Service Class 2) Fidelity VIP Freedom Income Portfolio (Service Class 2)

                      [LOGO OF KANSAS CITY LIFE INSURANCE]
                       KANSAS CITY LIFE INSURANCE COMPANY
                      ------------------------------------

                   GUARANTEED MINIMUM WITHDRAWAL BENEFIT RIDER

DEFINITIONS

The following are key words used in this rider. As you read this rider, refer to these definitions. Other rider terms have the same meaning as under the Contract.

COVERED PERSON
The person named in Section 1, Contract Data whose life is used to determine the length of the Lifetime Income Amount payments. If the Covered Person dies, a Covered Person will no longer exist under this rider. For non-qualified contracts, if as a result of a change in the Contract, the Covered Person is no longer an Owner, Beneficiary, or Annuitant of the Contract, a Covered Person will no longer exist under this rider. For qualified contracts, if as a result of a change in the Contract, the Covered Person is no longer an Owner, a Covered Person will no longer exist under this rider.

DESIGNATED SUBACCOUNTS
The Designated Subaccounts shown in Section 1, Contract Data.

EFFECTIVE DATE
The contract anniversary date that the Guaranteed Minimum Withdrawal Benefit Rider is effective from. The Rider Effective Date is shown in Section 1, Contract Data.

GUARANTEED WITHDRAWAL BALANCE (GWB)
The total amount available for future periodic guaranteed withdrawals. The GWB is used to calculate the Guaranteed Minimum Withdrawal Benefit. The GWB cannot be withdrawn as a lump sum.

GUARANTEED WITHDRAWAL AMOUNT (GWA)
The amount that is guaranteed to be available each contract year for withdrawal until the Guaranteed Withdrawal Balance (GWB) reduces to zero while this rider is in effect.

INVESTMENT STRATEGY
The Model Allocations and/or Designated Subaccounts for this rider.

LIFETIME INCOME AMOUNT (LIA)
The amount that is guaranteed to be available each contract year for withdrawal during the life of the Covered Person while this rider is in effect. The LIA reduces to zero upon the death of the Covered Person or upon a change on a non-qualified contract that removes the Covered Person from the Contract as an Owner, Beneficiary, or Annuitant or upon a change on a qualified contract that removes the Covered Person from the Contract as an Owner.

MODEL ALLOCATION
A Model Allocation shown in Section 1, Contract Data.

WITHDRAWALS
The amounts partially surrendered as described in the Contract, including any applicable surrender charges.

BENEFITS UNDER THIS RIDER

Kansas City Life Insurance Company will provide a Guaranteed Minimum Withdrawal Benefit. This benefit guarantees that each contract year you may take withdrawals up to an amount equal to the GWA, not to exceed the Maximum Guaranteed Withdrawal Amount, shown in Section 1, Contract Data, until your GWB reduces to zero, even if your Contract Value reduces to zero. If you choose not to withdraw the full GWA available in any contract year, the remaining GWA cannot be carried forward to any other contract year. If you withdraw more than the GWA in any contract year, the GWB will be automatically reset. This could reduce the Guaranteed Minimum Withdrawal Benefit provided under this rider to an amount less than the sum of all premiums paid. However, you may withdraw an amount up to your Contract Value at any time subject to all other terms and conditions of the Contract, including any applicable withdrawal charges.

This rider also provides for an alternative guaranteed benefit during the life of the Covered Person, shown in Section 1, Contract Data. This benefit guarantees that each contract year during the life of the Covered Person you may take withdrawals up to an amount equal to the LIA, even if your Contract Value and GWB reduce to zero.

There is no LIA available before the contract anniversary following the contract year in which the Covered Person has reached the Lifetime Income Attained Age, shown in Section 1, Contract Data.

ADDITIONAL PREMIUMS
The following limits on additional premiums are in addition to any premium limitations described in your Contract.

On or after the first contract anniversary following the Rider Effective Date, no additional premium to a non- qualified contract will be accepted without our prior approval that either:

1.  exceeds the Additional Premium Limit, shown in Section 1, Contract Data; or

2. causes the total of all additional premiums paid since the first contract anniversary following the Rider Effective Date to exceed the Additional Premium Limit, shown in Section 1, Contract Data.

For all non-qualified contracts, notwithstanding the above, we reserve the right to refuse to accept additional premiums at any time after the first contract anniversary following the Rider Effective Date.

For qualified contracts, we reserve the right to refuse to accept additional premiums after the first contract anniversary after the Covered Person reaches the Lifetime Income Attained Age, shown in Section 1, Contract Data, that either:

1.  exceeds the Additional Premium Limit, shown in Section 1, Contract Data; or

2. causes the total of all additional premiums paid since the first contract anniversary following the Rider Effective Date to exceed the Additional Premium Limit, shown in Section 1, Contract Data.

For qualified contracts, in addition to the above restrictions, no additional premiums will be accepted after the Maximum Additional Premium Age, shown in
Section 1, Contract Data. We reserve the right to refuse to accept additional premiums for qualified contracts at any time following the first anniversary after the Covered Person reaches the Lifetime Income Attained Age.

GUARANTEED WITHDRAWAL BALANCE (GWB)

If this rider is issued on the contract date, the initial GWB equals the amount of your initial premium to the Contract. If this rider is added after the contract date, the initial GWB equals the Contract Value on the Rider Effective Date. Subject to the applicable limits on additional premiums, each time an additional premium is paid, the GWB will increase by the amount of that additional premium.

The GWB will also increase as a result of a bonus or step-up. The GWB will decrease as a result of a withdrawal. The GWB is not permitted to exceed the Maximum Guaranteed Withdrawal Balance, shown in Section 1, Contract Data.

    BONUS
    During the Bonus Period, shown in Section 1, Contract Data, if no withdrawals are taken during a particular contract year, then the GWB will increase on the following contract anniversary by an amount equal to the Bonus Percentage, shown in Section 1, Contract Data, multiplied by:

    1. total premiums paid to the Contract (subject to the applicable limits on additional premiums), if this rider is issued on the contract date; or

    2. the initial GWB, increased by any premiums paid since the Rider Effective Date (subject to the applicable limits on additional premiums), if this rider is added after the contract date.

    If the GWB was previously stepped-up or reset, the GWB will increase by an amount equal to the Bonus Percentage multiplied by the sum of the GWB immediately after the latest step-up or reset, and any premiums paid since such latest step-up or reset (subject to the applicable limits on additional premiums).

    STEP-UP
    If the Contract Value on any Step-Up Date, shown in Section 1, Contract Data, is greater than the GWB on that date, the GWB will automatically step-up to an amount equal to the Contract Value on that date. If the Current Monthly Rider Charge Percentage increases as a result of a step-up, you will receive advance notice of the increase and be given the opportunity to decline the automatic step-up. If you decline an automatic step-up, you will have the option to elect to step-up within 30 days following any subsequent Step-Up Date and this election will resume automatic step-ups.

    EFFECT OF WITHDRAWALS
    If total withdrawals during a contract year are less than or equal to the GWA, then the GWB will decrease by the amount of the withdrawals.

    If a withdrawal causes total withdrawals during a contract year to exceed the GWA or if total withdrawals during a contract year have already exceeded the GWA, then the GWB will automatically reset to equal the lesser of:

    1.  the Contract Value immediately after the withdrawal; or

    2. the GWB immediately prior to the withdrawal minus the amount of the withdrawal.

    If the withdrawal is a Required Minimum Distribution (RMD), the GWB will not be reset, even if such RMDs exceed the GWA for the contract year.

GUARANTEED WITHDRAWAL AMOUNT (GWA)

The initial GWA is equal to the Guaranteed Withdrawal Percentage, shown in
Section 1, Contract Data, multiplied by the initial GWB. Each time an additional premium is paid, the GWA will equal the greater of:

1.  the GWA immediately prior to the premium;

    or

2.  the lesser of:

         a. the Guaranteed Withdrawal Percentage multiplied by the GWB immediately after the premium; or

         b. the GWA immediately prior to the premium plus an amount equal to the additional premium multiplied by the Guaranteed Withdrawal Percentage.

The GWA may also increase as a result of a bonus or a step-up of the GWB and may decrease as a result of a withdrawal.

    BONUS
    Upon the GWB being increased by a bonus, the GWA will equal the greater of:

    1.  the GWA immediately prior to the bonus; or

    2. the Guaranteed Withdrawal Percentage multiplied by the GWB immediately after the bonus.

    STEP-UP
    Upon a step-up of the GWB, the GWA will equal the greater of:

    1. the GWA immediately prior to the step-up of the GWB; or

    2. the Guaranteed Withdrawal Percentage multiplied by the GWB immediately after the step-up of the GWB.

    EFFECT OF WITHDRAWALS
    If withdrawals during a contract year are less than or equal to the GWA, then the GWA does not change as a result of the withdrawal. If a withdrawal causes total withdrawals during a contract year to exceed the GWA or if total withdrawals during a contract year have already exceeded the GWA, then the GWA will be automatically reset to equal the lesser of:

    1.  the GWA immediately prior to the withdrawal; or

    2.  the Guaranteed Withdrawal Percentage multiplied by the greater of:

            a. the Contract Value immediately after the withdrawal; or

            b. the GWB immediately after the withdrawal.

    Any reset of the GWA will result in a reset of the LIA if applicable.

    A reset of the GWA will not result when Required Minimum Distributions are taken, even if such Required Minimum Distributions exceed the GWA for the contract year.

LIFETIME INCOME AMOUNT (LIA)

The initial LIA is equal to the Lifetime Income Percentage, shown in Section 1, Contract Data, multiplied by the GWB on the later of:

1.  the Rider Effective Date; or

2. the contract anniversary following the contract year in which the Covered Person has reached the Lifetime Income Attained Age, shown in Section 1, Contract Data.

The LIA will not be determined before the contract anniversary following the contract year in which the Covered Person has reached the Lifetime Income Attained Age, shown in Section 1, Contract Data.

Each time an additional premium is paid, the LIA will equal the greater of:

1.  the LIA immediately prior to the additional payment; or

2.  the lesser of:

        a. the Lifetime Income Percentage multiplied by the GWB immediately after the premium; or

        b. the LIA immediately prior to the premium plus an amount equal to the additional premium multiplied by the Lifetime Income Percentage.

    BONUS
    Upon the GWB being increased by a bonus, the LIA will equal the greater of:

    1.  the LIA immediately prior to the bonus; or

    2. the Lifetime Income Percentage multiplied by the GWB immediately after the bonus.

    STEP-UP
    Upon a step-up of the GWB, the LIA will equal the greater of:

    1.  the LIA immediately prior to the step-up of the GWB; or

    2. the Lifetime Income Percentage multiplied by the GWB immediately after the step-up of the GWB.

    EFFECT OF WITHDRAWALS
    If withdrawals during a contract year are less than or equal to the LIA, then the LIA does not change as a result of the withdrawal. If a withdrawal causes total withdrawals during a contract year to exceed the LIA or if total withdrawals during a contract year have already exceeded the LIA, then the LIA will be automatically reset to equal the lesser of:

    1.  the LIA immediately prior to the withdrawal; or

    2.  the Lifetime Income Percentage multiplied by the greater of:

            a.  the Contract Value immediately after the withdrawal; or

            b.  the GWB immediately after the withdrawal.

    A reset of the LIA will not result when Required Minimum Distributions are taken, even if such Required Minimum Distributions exceed the LIA for the contract year.

    A reset of the LIA as a result of a withdrawal in excess of the LIA does not necessarily result in a reset of the GWA or the GWB.

    The LIA will equal the GWA if:

    1. the Lifetime Income Percentage equals the Guaranteed Withdrawal Percentage, shown in Section 1, Contract Data; and

    2. no withdrawals were taken prior to the contract anniversary following the date when the Covered Person reached the Lifetime Income Attained Age; and

    3. no withdrawals were taken in excess of the GWA after the contract anniversary following the date the Covered Person reached the Lifetime Income Attained Age.

REQUIRED MINIMUM DISTRIBUTIONS (RMD)

Required Minimum Distributions are distributions that are required by plans which are subject to Section 401(a)(9), Section 403(b)(10), Section 408(b)(3), or Section 408A(c) of the Internal Revenue Code.

If both the Contract Value and the GWB reduce to zero, Required Minimum Distributions are not required.

For purposes of this provision, references to Owner also include the Beneficiary, as applicable.

We reserve the right to make any changes necessary to comply with the Code and Treasury regulations.

SETTLEMENT PHASE

If a withdrawal:

1. does not cause total withdrawals during that contract year to exceed the GWA; and

2. reduces the Contract Value to zero, but either the GWB or LIA immediately after the withdrawal is still greater than zero the rider will enter its settlement phase.

The Contract will continue but all other rights and benefits under the Contract, including death benefits and any additional riders, will terminate and additional premiums will not be accepted. The only rights and benefits remaining will be as provided below. The current monthly rider charge will not be deducted during the rider's settlement phase.

During the rider's settlement phase, and each contract year until the GWB reduces to zero, settlement payments that total an amount no greater than the GWA, or Required Minimum Distributions, if applicable, will automatically be paid to you. If the settlement payments exceed the LIA, the LIA may be reset.

If during the settlement phase the GWB equals zero and the LIA is greater than zero, you will automatically receive settlement payments each contract year equal to the LIA during the life of the Covered Person. The settlement payments will be paid no less frequently than annually.

During the settlement phase, if the Covered Person dies and the GWB is greater than zero at the time the death benefit is determined, the LIA will be set equal to zero. Remaining settlement payments not to exceed the GWA will be paid to the Beneficiary, at least as rapidly as being paid prior to the death of the Covered Person, each contract year until the GWB reduces to zero.

During the settlement phase, if the Covered Person dies and the GWB becomes equal to zero, the rider terminates and no additional settlement payments will be paid.

EFFECT OF DEATH BENEFIT PAYMENT

If you die while this rider is in effect, and if your spouse is the Beneficiary and does not take the death benefit under the terms of the Contract, the following will determine rider continuation and available benefits:

1. if the Beneficiary is the Covered Person, the rider will continue and the Beneficiary remains eligible for any LIA. Therefore, if the LIA has not been determined prior to the payment of the death benefit, it will be determined on the contract anniversary following the contract year in which the Covered Person has reached the Lifetime Income Attained Age.

2. if the Covered Person is no longer alive, the LIA provisions under this rider do not apply and the rider will continue only if the death benefit or the GWB is greater than zero.

If the rider continues as described above, the rider charge will continue and the GWB will automatically step-up to the death benefit if the death benefit on the date the death benefit was determined was greater than the GWB on that date.

Because the beneficiary is the deceased Owner's spouse, such beneficiary is eligible for any remaining bonuses and any step-ups. The latest Step-Up Date, shown in Section 1, Contract Data, as measured beginning from the Rider Effective Date, is still applicable. When withdrawals reduce the Contract Value to zero, if the GWB is still greater than zero, then the rider enters its settlement phase.

In all events, death benefits under this rider will be paid in accordance with Internal Revenue Code section 72(s) or 401(a)(9) as applicable.

The rider will terminate on the date a death benefit is payable upon the death of any Owner, unless the surviving spouse is the sole beneficiary, or the date a death benefit is payable upon the death of the Owner and the beneficiary takes the death benefit under the terms of the Contract.

RIDER CHARGE

The rider charge is deducted on the monthly anniversary day. The amount of the rider charge is equal to the Current Monthly Rider Charge Percentage, shown in
Section 1, Contract Data, multiplied by the GWB.

The rider charge will not be deducted during the rider's settlement phase.

The Current Monthly Rider Charge Percentage is shown in Section 1, Contract Data. We reserve the right to increase the rider charge percentage on the effective date of each step-up. However, the monthly rider charge percentage will never exceed the Guaranteed Monthly Rider Charge Percentage shown in
Section 1, Contract Data.

INVESTMENT OPTIONS

This rider will remain in effect only if your premium payments and Contract Value are allocated at all times to the Investment Strategy in accordance with the requirements of this rider. The Investment Strategy options are shown in
Section 1, Contract Data, and include Model Allocations and/or Designated Subaccounts.

On a quarterly basis, we will rebalance your Contract Value to the Subaccounts in accordance with the percentages specified in the Model Allocation and/or Designated Subaccounts.

Subject to obtaining approval or consent required by applicable law, we reserve the right to:

1.  add Model Allocations or Designated Subaccounts to the Investment Strategy;

2. remove from or substitute Model Allocations or Designated Subaccounts within the Investment Strategy;

3.  change allocations within a Model Allocation; and

4.  substitute, add, or delete Subaccounts within an available Model Allocation.

You will be notified 30 days in advance of any substitution, removal, or change to a Model Allocation or Designated Subaccount that you selected. If you do not wish to accept a substitution, removal or change to a Model Allocation or Designated Subaccount, you may transfer all of your Contract Value to another Model Allocation or a Designated Subaccount, or you may terminate the rider.

You may change to one of the other available Model Allocations or Designated Subaccounts within the Investment Strategy, at any time, by written request. Any change will be effective on the date we receive your written request. Your Contract Value at the time of such request must also be transferred to that Model Allocation or Designated Subaccount.

On the Valuation Day you change the allocation of premium payments or transfer Contract Value to an investment option other than to an Investment Strategy option:

1. your GWB and LIA will be reduced to zero; and

2. this rider will terminate.

GENERAL PROVISIONS

The following provisions apply to this rider:

APPLICABILITY
This rider is a part of the Contract to which it is attached, and this benefit is subject to all the provisions of this rider and the applicable Contract provisions.

INCONTESTABILITY
The incontestability provision in the Contract will apply to this rider, beginning on the Rider Effective Date.

CANCELLATION
We may not cancel or reduce coverage under this rider. You may cancel this rider on any monthly anniversary day after five years from the Rider Effective Date. Your request must be in writing and filed with us prior to the monthly anniversary day.

CONFORMITY WITH STATE STATUTES
On the Rider Effective Date, if any provisions are in conflict with the laws of the state in which you reside, then these provisions are amended to conform to the minimum requirements of such laws.

CONTRACT LOANS
You may not take a contract loan while this rider is in effect. This rider may not be added to a contract with a loan balance.

REQUIRED DISTRIBUTIONS
In all events, payments under this rider shall be made in accordance with Internal Revenue Code Section 72(s) or 401(a)(9), as applicable.

TERMINATION OF RIDER
This rider terminates on the earliest of:

1.   the date the Contract terminates for any reason; or

2.   the date this rider is cancelled by you; or

3. the date a death benefit is payable upon the death of any Owner, unless the surviving spouse is the sole beneficiary; or

4. the date a death benefit is payable upon the death of the Owner and the beneficiary takes the death benefit under the terms of the Contract; or

5. the date a death benefit is payable upon the death of the Annuitant who is not the Owner; or

6.   the date an annuity option under the Contract begins; or

7.   the date the Contract Value, the GWB and the LIA all equal zero; or

8. the date you change the allocation of subsequent premium payments or transfer to an investment option other than the Investment Strategy.

Signed for Kansas City Life Insurance Company, a stock company, at its Home Office, 3520 Broadway, PO BOX 219139, Kansas City, MO 64121-9139.

/s/ William A. Schalekamp                    /s/ R. Philip Bixby
    -------------------------------              -------------------------------
               Secretary                            President, CEO and Chairman